Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Peter Rendall 401-847-3327 prendall@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports First Quarter 2016 Results

•	Revenue of $40.4 million for the first quarter

•	Net loss of $2.8 million, net loss per share of $0.18

•	Non-GAAP net loss of $0.6 million and non-GAAP net loss per share of $0.04
MIDDLETOWN, RI, May 5, 2016 -- KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the first quarter ended March 31, 2016 today. The company will hold a conference call to discuss these results at 10:30 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Highlights

•	Shipped an initial TACNAV® order from BAE Systems to support the U.S. Army’s new AMPV program

•	Won a new VSAT fleet deal for up to 53 vessels

•	Overall gross profit margins of 41% for the quarter and VSAT margins remain strong at 36% compared to 35% in the prior year period
“Overall, given the headwinds in the commercial maritime sector, we were pleased with our results in the first quarter,” said Martin Kits van Heyningen, KVH’s chief executive officer. “We had a solid quarter for both VSAT and marine TV hardware sales, and are confident that we continue to gain market share.  We did see a small decline in the average revenue per user (ARPU) for our VSAT airtime subscribers, particularly those operating in the offshore oil and gas sector which resulted in VSAT airtime being down 1% year-over-year. Our new mini-VSAT Broadbandsm 2.0 service is proving very popular with our customers and is generating higher average ARPUs and improved margins. Our overall VSAT airtime gross profit margin, at 36% was up 47 basis points from a year ago.”

Financial Highlights (in millions, except per share data)

	Quarter Ended
	March 31, 2016	March 31, 2015
GAAP Results
Revenue	$40.4	$41.3
Net loss	$(2.8)	$(1.4)
Net loss per diluted share	$(0.18)	$(0.09)

Non-GAAP Results
Net income (loss)	$(0.6)	$0.9
Net income (loss) per share	$(0.04)	$0.06
Adjusted EBITDA	$1.0	$2.8
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
First Quarter Financial Summary
Revenue was $40.4 million for the first quarter, a decrease of 2% compared to the first quarter of 2015. First quarter product revenues of $15.4 million were flat with the prior year quarter. Service revenues in the first quarter were $25.0 million, a decrease of 4% compared to the first quarter of 2015, primarily driven by the UK pound sterling currency weaknesses. Airtime service revenues of $15.2 million, which include mini-VSAT Broadband airtime revenues, were down 3% year-over-year, primarily driven by a 38% decrease in Inmarsat FleetBroadband revenues which resulted from a higher subscriber termination rate. Content and services revenues of $9.8 million, which include our entertainment, e-Learning, and safety content, were down 4% in the first quarter of 2016 compared to the first quarter of 2015.
For the first quarter, net loss on a GAAP basis was $2.8 million, or $0.18 per share, while non-GAAP net loss was $0.6 million, or $0.04 per share. During the same period last year, the company reported a GAAP net loss of $1.4 million, or $0.09 per share, and non-GAAP net income of $0.9 million, or $0.06 per diluted share.
Non-GAAP adjusted EBITDA was $1.0 million for the first quarter of 2016 compared to $2.8 million in the prior year quarter. Included in non-GAAP adjusted EBITDA was $1.3 million and $1.4 million related to the amortization of intangible assets for the three months ended March 31, 2016 and 2015, respectively.
Second Quarter 2016 and Full Year 2016 Outlook
Overall, KVH expects continued growth and improving profitability as we progress throughout the year. We expect to see year-over-year growth in our marine VSAT business and our defense business. A portion of our revenues and costs are denominated in pounds sterling, and there have recently been significant fluctuations in currency movements relative to the U.S. dollar. Significant changes to currency exchange rates, particularly between the U.S. dollar and pounds sterling, may have a material impact on our earnings. For the full year, we are reaffirming our previous guidance, as set out below:

•	Revenue for the full year is projected to be in the range of $190 million to $210 million.

•
For the full year, net income is projected to be in the range of $2.0 million to $6.7 million with GAAP diluted EPS projected to be in the range of $0.12 to $0.42, with non-GAAP diluted EPS for the full year projected to be in the range of $0.66 to $0.96. Non-GAAP adjusted EBITDA is projected to be in the range of $21.0 million to $28.0 million.

•	Revenue for the second quarter is projected to be in the range of $45 million to $47 million.

•
For the second quarter, net loss is projected to be in the range of $0.6 million to $1.5 million with GAAP net loss per share to be in the range of $0.04 to $0.10. Non-GAAP adjusted EBITDA is projected to be in the range of $2.5 million to $3.7 million with non-GAAP diluted EPS for the second quarter projected to be in the range of $0.04 to $0.10.

Other Recent Announcements

•	KVH received an initial order for tactical navigation systems to support prototype vehicles for a program to produce a new fleet of U.S. Army Armored Multi-Purpose Vehicles led by BAE Systems.

•	KVH unveiled plans for a low-cost inertial sensor for self-driving cars.

•	KVH’s Videotel™ training programs will receive credit towards maritime science degrees as part of an agreement with Marine Learning Alliance.

•	KVH announced that it had shipped more than 6,000 TracPhone® systems for its mini-VSAT Broadband network.

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.
Non-GAAP Financial Measures
KVH provides non-GAAP financial information, including non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, and non-GAAP adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. KVH believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting, and analyzing future periods. KVH believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics used in making operating decisions and because its investors and analysts use them to help assess the health of its business.
Some limitations of non-GAAP adjusted EBITDA, non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share include the following:

•
Non-GAAP adjusted EBITDA represents net income (loss) before interest income, interest expense, taxes, depreciation, amortization, stock-based compensation, legal settlement costs, and acquisition-related compensation expenses.

•
Non-GAAP net income (loss) and diluted net income (loss) per share exclude adjustments related to acquisition-related compensation expenses, stock-based compensation and intangible amortization, all net of tax, and also excludes any discrete tax items.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.
Because of these limitations, investors should consider these non-GAAP financial measures together with other financial performance measures, including net income (loss), diluted net income (loss) per share, and KVH’s other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.

About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, the Netherlands, Norway, Singapore, and the United Kingdom.

This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, our anticipated revenue sales pipeline, backlog, competitive positioning, profitability, and product orders. The actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to: potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; continued adverse impacts of currency fluctuations; the impact of extended economic weakness on the sale and use of motor vehicles and marine vessels; the need to increase sales of the TracPhone V-IP series products and related services to improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; unanticipated declines or changes in customer demand, due to economic, seasonal, and other factors, particularly with respect to the TracPhone V-IP series, including with respect to new pricing models; recent increases in airtime termination rates and lower unit sales in our mobile business; increased price and service competition in the mobile communications market; exposure for potential intellectual property infringement; potential additional litigation expenses; fluctuations in interest rates; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2016. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including the following marks: KVH, KVH logo, Azimuth, TracVision, TracPhone, Tri-Americas, CommBox, TACNAV, IP-MobileCast, Videotel, Sailcomp, mini-VSAT Broadband and the mini-VSAT Broadband logo, E·Core, Crewtoo, Muzo, and the banded, dome-shaped housing of its satellite antennas. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016	2015
Sales:
Product	$15,382	$15,386
Service	24,998	25,919
Net sales	40,380	41,305
Costs and expenses:
Costs of product sales	10,670	10,485
Costs of service sales	12,991	13,260
Research and development	3,783	3,750
Sales, marketing and support	8,658	8,080
General and administrative	7,652	7,638
Total costs and expenses	43,754	43,213
Loss from operations	(3,374)	(1,908)
Interest income	105	148
Interest expense	375	368
Other (expense) income, net	(77)	413
Loss before income tax benefit	(3,721)	(1,715)
Income tax benefit	(930)	(293)
Net loss	$(2,791)	$(1,422)
Net loss per common share:
Basic and diluted	$(0.18)	$(0.09)
Weighted average number of common shares outstanding:
Basic and diluted	15,723	15,538

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Cash, cash equivalents and marketable securities	$50,836	$45,338
Accounts receivable, net	31,705	43,895
Inventories	23,154	21,589
Other current assets	5,805	4,271
Total current assets	111,500	115,093
Property and equipment, net	38,861	39,900
Goodwill	35,780	36,747
Intangible assets, net	24,698	26,755
Other non-current assets	3,387	3,096
Non-current deferred income taxes	3,795	4,686
Total assets	$218,021	$226,277

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$27,010	$30,959
Deferred revenue	6,777	5,962
Current portion of long-term debt	7,055	6,638
Total current liabilities	40,842	43,559
Other long-term liabilities	1,317	1,391
Non-current deferred tax liability	4,922	5,097
Long-term debt, excluding current portion	56,083	58,054
Stockholders' equity	114,857	118,176
Total liabilities and stockholders' equity	$218,021	$226,277

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO NON-GAAP NET (LOSS) INCOME
(in thousands, unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss - GAAP	$(2,791)	$(1,422)

Amortization of intangibles	1,283	1,442
Stock-based compensation expense, net of tax	695	632
Discrete tax expense, net (a)	9	50
Acquisition-related compensation	179	189

Net (loss) income - Non-GAAP	$(625)	$891

Net (loss) income per common share - Non-GAAP:
Basic and diluted	$(0.04)	$0.06

Note - The impact of the change in the deferred income tax asset valuation allowance on the number of diluted shares outstanding did not alter the diluted net income per common share result presented for both periods. As a result, the inconsequential impact to the diluted share number has not been included.
(a) Represents a change in the valuation allowance on a state research and development tax credit and uncertain tax position adjustments.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2016	2015
GAAP net loss	$(2,791)	$(1,422)
Income tax benefit	(930)	(293)
Interest expense, net	270	220
Depreciation and amortization (a)	3,189	3,129

Non-GAAP EBITDA	(262)	1,634
Stock-based compensation expense	1,052	958
Acquisition-related compensation	179	189

Non-GAAP adjusted EBITDA	$969	$2,781

(a) Includes amortization of intangible assets resulting from acquisitions.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA GUIDANCE
(in millions, unaudited)

	Second Quarter	Full Year
	Fiscal 2016 (Projected)	Fiscal 2016 (Projected)

GAAP net income (loss)	$(1.5) - $(0.6)	$2.0 - $6.7

Estimated income tax (benefit) expense	$(0.5) - $(0.2)	$1.1 - $3.4
Estimated interest expense (income), net	$0.2	$0.8
Estimated depreciation and amortization (a)	$3.2	$12.6
Estimated stock-based compensation expense	$0.9	$3.7
Acquisition-related compensation	$0.2	$0.8

Non-GAAP adjusted EBITDA	$2.5 - $3.7	$21.0 - $28.0

(a) Reflects amortization of intangible assets resulting from acquisitions and depreciation of fixed assets.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP EPS GUIDANCE
(unaudited)

	Second Quarter	Full Year
	Fiscal 2016 (Projected)	Fiscal 2016 (Projected)

Net income (loss) per common share	$(0.10) - $(0.04)	$0.12 - $0.42

Estimated amortization (a)	$0.09	$0.36
Estimated stock-based compensation expense, net of tax	$0.04	$0.15
Acquisition-related compensation	$0.01	$0.03

Non-GAAP net income (loss) per common share	$0.04 - $0.10	$0.66 - $0.96

(a) Reflects amortization of intangible assets resulting from acquisitions.

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